                                                                    EXHIBIT 23.4

                 CONSENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the inclusion of our report dated March 15, 1999, with respect to the balance sheets of Svianed B.V. as of December 31, 1998 and 1997 and the related statements of operations, shareholder's equity and cash flows for the years then ended, in the Registration Statement on Form F-1 of VersaTel Telecom International N.V. and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG Accountants N.V.

Amsterdam, The Netherlands

July 23, 1999